Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports Fiscal 2012 Second Quarter Results

HERNDON, VA – November 3, 2011 – ePlus inc. (Nasdaq NGM: PLUS – news), a leading provider of technology solutions, today announced financial results for its second quarter ended September 30, 2011.

Revenues for the second quarter totaled $262.9 million, an increase of $29.8 million or 12.8%, compared to $233.0 million in the same quarter last fiscal year.  Total costs and expenses increased 14.1% to $251.0 million, as compared to $219.9 million the prior year’s quarter.  Net earnings decreased 10.7% to $7.1 million, or $0.85 per diluted share, as compared to $7.9 million, or $0.94 per diluted share, in the same quarter last fiscal year.  The Company’s technology sales business segment, which comprises more than 96% of total revenue, had steady year-over-year pre-tax earnings as revenue growth was offset by an increase in employees, acquisition related costs, and a lower gross margin on sales of products and services.  The financing business segment experienced a reduction in revenues and pre-tax earnings compared to the same quarter last year due to lower transaction volumes and a smaller lease portfolio.

For the six months ended September 30, 2011, total revenue increased 12.4% to $474.4 million, and total costs and expenses increased 13.7% to $456.3 million. Net earnings were $10.8 million for the six months or $1.28 per diluted share, a decrease of 14.7%, as compared to $12.6 million, or $1.51 per diluted share, during the six months ended September 30, 2010.

Phillip G. Norton, ePlus’ chairman, president and CEO stated, “We continue to execute our growth strategy by aggressively investing in new people, solutions, and product offerings through both organic growth and acquisitions.  Marketplace demand for advanced IT solutions remains strong, and we are well positioned to capture opportunities with our managed services, eCloud, and video and security solutions.  During the quarter, we leveraged our pricing power to compete for new customers and executed some large transactions with existing customers, which together with a slight reduction from some vendor incentive programs, reduced our gross margin by 50 basis points.  Our gross margin is still at the upper end of the historical range, and capturing new customers is a long-term benefit that will allow us the opportunity to sell higher margin products and services in the future.”

Mr. Norton continued, “While strategic investments in personnel, building out our geographic footprint, broadening our solution set, and amortization of acquisition costs related to recent acquisitions continue to impact earnings, we believe these investments are essential to our long-term growth and competitiveness in the market.  Over the past year, we added 99 people or about 15% of our total staff, with most being in customer-facing, revenue-producing sales and engineering positions.  We are starting to see a return on these investments as they accounted for almost a third of our revenue increase this quarter.”

Litigation Update
On May 23, 2011, the trial court in the Company’s litigation against Lawson Software, Inc. issued an injunction, ordering Lawson and its successors to immediately stop selling and servicing products relating to its electronic procurement systems that infringe on ePlus' patents. The injunction also prevents Lawson from any ongoing or future maintenance, training, or installation of its infringing software products. Lawson has appealed the ruling; however, its requests that the injunction be stayed have been denied.  Additionally, we have filed a motion seeking a finding that Lawson is in contempt of the injunction; we anticipate a hearing on the motion will be held in December 2011.

Stockholders’ Equity and Share Repurchase Plan Results
As of September 30, 2011, stockholders’ equity was $214.5 million, or $25.85 per share.  Total cash and cash equivalents were $45.4 million.  During the six months ended September 30, 2011, ePlus repurchased 387,958 shares of its outstanding common stock through open market purchases at an average cost of $24.96 per share, for a total purchase price of $9.7 million.

Quarterly Financial Results
The Company manages its business in two segments, the technology sales business segment and the financing business segment.  The technology sales business segment sells information technology equipment and software and related services primarily to corporate customers on a nationwide basis, and also provides Internet-based business-to-business supply chain management solutions for information technology and other operating resources.  The financing business segment offers lease-financing solutions to corporate, educational, and governmental entities nationwide.

Technology Sales Business Segment
The results of operations for the technology sales business segment for the three months ended September 30, 2011, and 2010, were as follows (in thousands):

	Three months ended September 30,
	2011	2010	Change

Sales of product and services	$ 252,688	$ 221,275	$ 31,413	14.2%
Fee and other income	2,128	2,074	54	2.6%
Patent settlement income	-	125	(125)	-
Total revenues	254,816	223,474	31,342	14.0%

Cost of sales, products and services	217,624	189,427	28,197	14.9%
Professional and other fees	1,986	3,342	(1,356)	(40.6%	)
Salaries and benefits	21,717	18,138	3,579	19.7%
General and administrative	4,267	3,320	947	28.5%
	245,594	214,227	31,367	14.6%
Interest and financing costs	19	23	(4)	(17.4%	)
Total costs and expenses	245,613	214,250	31,363	14.6%
Segment earnings before tax	$ 9,203	$ 9,224	($21)	(0.2%	)

Total revenues. Total revenues during the three months ended September 30, 2011, were $254.8 million compared to $223.5 million during the three months ended September 30, 2010, an increase of 14.0%.  The increase in revenues was due to investments made over the past 12 months to improve our product and service offerings and expand our geographic footprint, the adoption of new revenue recognition guidance, and other increases primarily driven by customer demand.  On April 1, 2011, we implemented new revenue recognition guidance for multiple deliverable arrangements and recognized $12.0 million of revenues for the three months ended September 30, 2011, for products that were delivered during the period that were sold together with services. Prior to the adoption of this standard, we would have deferred the product revenue and costs until the services were completed.

Total costs and expenses. Total costs and expenses for the three months ended September 30, 2011, increased $31.4 million or 14.6%, to $245.6 million. These increases corresponded to the increases in cost of sales, products and services, salaries and benefits, and general and administrative expenses, partially offset by a reduction in professional and other fees. The increase in cost of sales, products and services was generally consistent with the increase in sales of products and services. Our gross margin on sales of products and services was 13.9% and 14.4% during the three months ended September 30, 2011, and 2010, respectively. Our gross margin was affected by the mix between products and services, vendor incentives earned, and competitive pricing pressure.

Professional and other fees decreased $1.4 million primarily due to a reduction in legal and other fees related to the patent infringement litigation.

Salaries and benefits expense increased $3.6 million driven by increases in the number of employees and by commission expenses related to the increase in sales of products and services. Our technology sales business segment had 700 employees as of September 30, 2011, an increase of 102 from 598 at September 30, 2010.

General and administrative expenses increased $947 thousand partially due to the acquisitions of NCC and ITI, as well as higher travel and other expenses associated with the increase in sales and support personnel.

Segment earnings before tax. As a result of the foregoing, segment earnings before tax decreased $21 thousand, or 0.2% to $9.2 million for the three months ended September 30, 2011.

Financing Business Segment
The results of operations for our financing business segment for the three months ended September 30, 2011, and 2010, were as follows (in thousands):

	Three months ended September 30,
	2011	2010	Change

Lease revenue	$ 7,305	$ 8,835	($1,530)	(17.3%	)
Fee and other income	729	708	21	3.0%
Total revenues	8,034	9,543	(1,509)	(15.8%	)

Direct lease costs	2,078	1,856	222	12.0%
Professional and other fees	369	359	10	2.8%
Salaries and benefits	2,373	2,459	(86)	(3.5%	)
General and administrative	240	333	(93)	(27.9%	)
	5,060	5,007	53	1.1%
Interest and financing costs	329	673	(344)	(51.1%	)
Total costs and expenses	5,389	5,680	(291)	(5.1%	)
Segment earnings before tax	$ 2,645	$ 3,863	($1,218)	(31.5%	)

Total revenues.  Total revenues decreased by $1.5 million due to a reduction in the net gain on sales of leased equipment coupled with decreases in earnings from our lease portfolio. At September 30, 2011, we had $108.9 million of investment in leases, compared to $124.7 million at September 30, 2010.

Total costs and expenses. During the three months ended September 30, 2011, total costs and expenses decreased $291 thousand due to decreases in interest and financing costs, offset by increases in direct lease costs.  Interest and financing costs decreased $344 thousand as a result of lower non-recourse note balances as we utilized our cash for new leases, thus funding fewer leases with non-recourse notes payable.

Segment earnings before tax. As a result of the foregoing, segment earnings before tax decreased $1.2 million, or 31.5%, to $2.6 million for the three months ended September 30, 2011.

Percentage changes stated throughout this press release are calculated based upon numbers from the Company’s financial statements (stated in thousands of dollars), not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, Form 10-Q for the period ended June 30, 2011, and Form 10-Q for the period ending September, 30, 2011, when filed. Copies are available via the Company’s Web site at http://www.eplus.com, the SEC’s Web site at http://www.sec.gov, or by contacting the Company.

Conference Call Information
The Company will host a conference call on Friday, November 4, 2011 at 2:00 p.m.  Eastern time to review and discuss the Company’s results for the second quarter of fiscal year 2012. The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320. Passcode 23934802. A live webcast will be available via the Company’s investor relations Web site at http://www.eplus.com/investors.htm.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406. Passcode 23934802. The replay will be available until November 11, 2011, and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

About ePlus inc.
ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 750 associates in 20+ locations serving federal, state, municipal, and commercial customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus®, eCloud, and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

ePlus inc. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2011	March 31, 2011
ASSETS	(in thousands)

Cash and cash equivalents	$ 45,406	$ 75,756
Accounts receivable—net	151,699	121,771
Notes receivable—net	4,917	5,843
Inventories—net	12,618	9,062
Investment in leases and leased equipment—net	108,880	118,308
Property and equipment—net	1,767	1,817
Other assets	30,492	38,415
Goodwill	22,283	18,604
TOTAL ASSETS	$ 378,062	$ 389,576

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$ 7,525	$ 7,250
Accounts payable—trade	16,693	14,821
Accounts payable—floor plan	63,760	63,845
Salaries and commissions payable	7,813	8,065
Accrued expenses and other liabilities	40,559	49,414
Non-recourse notes payable	22,973	29,592
Deferred tax liability	4,227	4,227
Total Liabilities	163,550	177,214

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 12,637,720 issued and 8,297,590 outstanding at September 30, 2011 and 12,456,819 issued and 8,519,189 outstanding at March 31, 2011	126	125
Additional paid-in capital	91,390	89,792
Treasury stock, at cost, 4,340,130 and 3,937,630 shares, respectively	(56,032)	(45,998)
Retained earnings	178,691	167,924
Accumulated other comprehensive income—foreign currency translation adjustment	337	519
Total Stockholders' Equity	214,512	212,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 378,062	$ 389,576

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
	(amounts in thousands, except shares and per share data)

Sales of product and services	$ 252,688	$ 221,275	$ 454,654	$ 396,885
Lease revenue	7,305	8,835	14,739	19,264
Fee and other income	2,857	2,782	5,001	5,760
Patent settlement income	-	125	-	125

TOTAL REVENUES	262,850	233,017	474,394	422,034

COSTS AND EXPENSES

Cost of sales, product and services	217,624	189,427	390,943	340,266
Direct lease costs	2,078	1,856	4,174	4,690
	219,702	191,283	395,117	344,956

Professional and other fees	2,355	3,701	4,780	7,228
Salaries and benefits	24,090	20,597	47,096	40,647
General and administrative expenses	4,507	3,653	8,540	6,798
Interest and financing costs	348	696	730	1,482
	31,300	28,647	61,146	56,155

TOTAL COSTS AND EXPENSES (1)	251,002	219,930	456,263	401,111

EARNINGS BEFORE PROVISION FOR INCOME TAXES	11,848	13,087	18,131	20,923

PROVISION FOR INCOME TAXES	4,784	5,178	7,364	8,301

NET EARNINGS	$ 7,064	$ 7,909	$ 10,767	$ 12,622

NET EARNINGS PER COMMON SHARE—BASIC	$ 0.87	$ 0.97	$ 1.31	$ 1.55
NET EARNINGS PER COMMON SHARE—DILUTED	$ 0.85	$ 0.94	$ 1.28	$ 1.51

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,153,495	8,131,088	8,230,022	8,127,228
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	8,327,748	8,384,154	8,422,099	8,348,346
(1) Includes amounts to related parties of $188 thousand and $482 thousand for the three and six months ended September 30, 2010, respectively.

ePlus inc. AND SUBSIDIARIES
UNAUDITED SEGMENT RESULTS

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
	(amounts in thousands)
Technology Business Segment
Total revenues	$ 254,816	$ 223,474	$ 458,691	$ 401,285
Total costs and expenses	245,613	214,250	445,455	388,311
Segment earnings before tax	$ 9,203	$ 9,224	$ 13,236	$ 12,974

Financing Business Segment
Total revenues	$ 8,034	$ 9,543	$ 15,703	$ 20,749
Total costs and expenses	5,389	5,680	10,808	12,800
Segment earnings before tax	$ 2,645	$ 3,863	$ 4,895	$ 7,949